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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K
                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported) April 12, 2005


                    SUNWIN INTERNATIONAL NEUTRACEUTICALS,INC.
             (Exact name of registrant as specified in its charter)


        Nevada                        033-10456               56-2416925
-------------------------------- ---------------------  -----------------------
(State or other jurisdiction        (Commission              (IRS Employer
   of incorporation)                 File Number)           Identification No.)

6 Youpeng Road, Qufu, Shandong, China                         273100
-----------------------------------------   ------------------------------------
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code  (86) 537-4424999
                                                   -------------------


          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    [  ]  Written communications pursuant to Rule 425 under the Securities
          Act (17 CFR 230.425)

    [  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange
          Act (17 CFR 240.14a-12)

    [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 3.02.        Unregistered Sales of Equity Securities

         On April 12, 2005, the Company completed an $875,000 financing consisting of 8,750,000 shares of its common stock at $.10 per share, and common stock purchase warrants to purchase an additional 13,125,000 shares. Each warrant entitles the holder to purchase one share of common stock for a period of five years, at an exercise price of $.15 per share, subject to adjustment. Exercise of warrants is also subject to a 4.99% cap on the beneficial ownership that each investor may have at any point in time while the warrants are outstanding. The net proceeds from the transaction will be used for general working capital purposes.

         The Company has agreed to file a registration statement covering the shares of common stock and the shares issuable upon exercise of the warrants. In the event the registration statement is not filed by May 23, 2005 or does not become effective by October 5, 2005, the Company will be liable for the payment of liquidated damages in the amount of $18,000 per month, until the deficiency is cured. The transaction documents also provide for the payment of liquidated damages to the investors in certain events, including the Company's failure to maintain an effective registration statement covering resale of the common stock or shares issuable upon exercise of the warrants, and the Company's failure to deliver unlegended shares to the investors as and when required under the agreements.

          For a period not to exceed one year from the effective date of the registration statement, certain of the investors have been granted a one-year preferential right to participate in future financings by the Company, on the same terms and conditions as are offered by a third party. In addition, to the extent that the investors continue to own shares or warrants, the Company has agreed to issue the investors additional shares and/or warrants to protect against the Company's future issuance of common stock or securities convertible into common stock at less than the $.10 per share purchase price of the common stock and/or $.15 per share exercise price of the warrants, respectively.

         The shares and warrants were sold to a total of 12 investors, each of whom the Company had reasonable grounds to believe was an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act of 1933, as amended (the "Securities Act"). Each investor was provided access to business and financial about the Company and had such knowledge and experience in business and financial matters that it was able to evaluate the risks and merits of an investment in the Company. Each certificate evidencing securities issued to the investors included a legend to the effect that the securities were not registered under the Securities Act and could not be resold absent registration or the availability of an applicable exemption from registration. No general solicitation or advertising was used in connection with the transactions. The Company paid unaffiliated finders a total of $87,500, in cash, and issued the finders five-year warrants to purchase a total of 875,000 shares of common stock, exercisable at $.15 per share, subject to adjustment.

         The issuance of the shares and warrants was exempt from the registration requirements of the Securities Act by reason of Section 4(2) of the Securities Act and the rules and regulations, including Regulation D thereunder, as transactions by an issuer not involving a public offering.

Item 9.01.        Financial Statements and Exhibits

         (a)      Financial Statements of Businesses Acquired.

                  None.

         (b) Pro Forma Financial Information.

                  None.

         (c) Exhibits.

                  99.1  Press Release dated April 13, 2005.

                                   SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     SUNWIN INTERNATIONAL NEUTRACEUTICALS, INC.


Date:  April 13, 2005                  By:  /s/  Dongdong Lin
                                       -----------------
                                       Dongdong Lin
                                       Chief Executive Officer



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